Exhibit 10.1.2

Supplementary Agreement of Labor Contract

Party A: Guangzhou Dongfang Hospital

Party B: Wu Pifa

Party A and Party B signed the labor contract on February 20, 2008, which has expired by February 20, 2010. For the sake of business, both parties reach an agreement after negotiation, agreeing that the labor contract signed on February 20, 2008 is extended to October 30, 2010.

Party A: Guangzhou Dongfang Hospital	Party B: Wu Pifa

Legal representative: /s/ Xu Jianping	/s/ Wu Pifa

February 20, 2010